Exhibit 10.2

AMENDMENT NO. 3 TO TERM LOAN CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO TERM LOAN CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of April 13, 2020 (the “Third Amendment Effective Date”), is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum” and together with each Person joined to the Credit Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO” and, together with each Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”; the Guarantors, together with the Borrowers, collectively the “Loan Parties” and each a “Loan Party”), and the Lenders (as defined below) party hereto.

RECITALS

A.    U.S. Bank National Association (“U.S. Bank”), in its capacity as disbursing agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”), the Borrowers, the Guarantors, and the financial institutions party thereto from time to time as lenders (collectively, the “Lenders” and each a “Lender”) are parties to that certain Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to the Borrowers.

B.    The Loan Parties have requested that the undersigned Lenders (which, for the avoidance of doubt, constitute the Required Lenders for purposes of Section 16.2 of the Credit Agreement) amend the Credit Agreement to permit the Borrower to incur Indebtedness under the Paycheck Protection Program, and the Lenders have agreed to make the requested amendment to the Credit Agreement, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

2.Amendments. Subject to satisfaction of the conditions set forth in Section 3 hereof, the Lenders hereby agree to amend the Credit Agreement as follows:

a.The definition of “Permitted Indebtedness” set forth in Section 1.2 of the Credit Agreement is hereby amended by deleting clause (r) of such definition and replacing it with the following:

“(r)    any other Indebtedness which is unsecured (or, to the extent a Lien securing such Indebtedness constitutes a Permitted Encumbrance, secured Indebtedness) incurred by any Loan Party or any of its Subsidiaries, not otherwise permitted in clauses (a) through (q) above, and any Refinancing Indebtedness in respect of such Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any one time shall not exceed an amount equal to (i) with respect to any such Indebtedness incurred under the Paycheck Protection Program or any similar program provided by a U.S. Governmental Body as part of a stimulus package associated with the COVID-19 pandemic (“COVID-19 Debt”), $6,250,000 plus (ii) $3,750,000 (which may, but shall not be required to, constitute COVID-19 Debt);”

3.Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the receipt by the Lenders of executed counterparts of this Amendment from each Loan Party and each of the Required Lenders.

4.Costs, Expenses and Taxes. Each Loan Party, jointly and severally, agrees to pay on demand all costs and expenses of the Lenders incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto).

5.Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a)each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b)this Amendment has been duly executed and delivered by each Loan Party;

(c)this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally;

(d)the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or company powers, as applicable, (ii) have been duly authorized by all necessary corporate or company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including without limitation the Revolving Loan Documents, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect or (y) any immaterial Consents of any Governmental Body, all of which will have been duly obtained, made or complied with prior to the date hereof and which are in full force and effect, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including without limitation the Revolving Loan Documents; and

(e)each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state of its incorporation or formation, as applicable.

6.Reaffirmation. Each Loan Party hereby ratifies and reaffirms (a) all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Documents to which it is a party, and (b) its grant to Agent of a security interest in the Collateral under the Credit Agreement and each of the Other Documents to which it is a party.

7.Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

8.Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as modified hereby, are hereby amended so that any reference therein to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as modified hereby. This Amendment shall constitute an Other Document under the Credit Agreement.

9.Effect of this Amendment. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies that the Agent or any Lender may have under the Credit Agreement or under any Other Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate, in any respect, the Agent or any Lender to grant any waivers under the same or similar or other circumstances in the future. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

10.Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

11.Further Assurances. The Loan Parties shall execute and deliver such further documents and take such further action as may be reasonably requested by Agent or the Required Lenders to effectuate the provisions and purposes of this Amendment.

12.Counterparts; Electronic Signature. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto.

13.Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and permitted assigns, fully and without reserve, releases and forever discharges each of the Agent and the Lenders, and their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents, advisors (including attorneys, accountants and experts) and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (including, without limitation, any offsets, reductions, rebatement, claims of usury or claims with respect to the negligence of any Released Party), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Third Amendment Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any Other Document or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LOAN PARTIES:	QUANTUM CORPORATION, as Borrower By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer
QUANTUM LTO HOLDINGS, LLC, as Guarantor By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer

LENDERS:	OC II LVS XVII LP, as a Lender By: OC II GP I LLC, its general partner By: /s/ Adam L. Gubner Name: Adam L. Gubner Title: Authorized Person
BTC HOLDINGS FUND I, LLC, as a Lender By: /s/ Kevin Genda Name: Kevin Genda Title: Authorized Person